CSE: LCU | OTCQB: LCGMD

Lion Copper Corp. Engages ICP Securities Inc. for Automated Market Making Services

Yerington, Nevada - September 18th, 2026 - Lion Copper Corp. (CSE: LCU) (OTCQB: LCGMD) ("Lion" or the "Company") is pleased to announce that it has engaged the services of ICP Securities Inc. ("ICP") to provide automated market making services, including use of its proprietary algorithm, ICP Premium™, in compliance with the policies and guidelines of the Canadian Securities Exchange ("CSE") and other applicable legislation.

Pursuant to a market making agreement dated September 17 (the "Agreement") entered into between the Company and ICP, in exchange for providing the services, ICP will be paid a monthly fee of C$7,500, plus applicable taxes.

The agreement between the Company and ICP was signed with a start date of September 17 and is for four (4) months (the "Initial Term") and shall be automatically renewed for subsequent one (1) month terms (each, an "Additional Term") unless either party provides at least thirty (30) days' written notice prior to the end of the Initial Term or an Additional Term, as applicable.

There are no performance factors contained in the Agreement and no stock options or other compensation in connection with the engagement. ICP and the Company are arm's length, unrelated and unaffiliated entities and, at the time of the Agreement, neither ICP nor its principals have an interest, directly or indirectly, in the securities of the Company. ICP and its clients may acquire an interest in the securities of the Company in the future, subject to compliance with the policies and guidelines of the CSE.

ICP is an arm's length party to the Company. ICP's market making activity will be primarily to correct temporary imbalances in the supply and demand of the Company's shares. ICP will be responsible for the costs it incurs in buying and selling the Company's shares, and no third party will be providing funds or securities for the market making activities.

About ICP Securities Inc.

ICP Securities Inc. is a Toronto based CIRO dealer-member that specializes in automated market making and liquidity provision, as well as having a proprietary market making algorithm, ICP Premium™, that enhances liquidity and quote health.

About Lion Copper Corp.

Lion Copper Corp. is a North American copper development company advancing its flagship Yerington Copper Project and broader copper district in Lyon County, Nevada. The Company is advancing the Yerington Copper Project through Definitive Feasibility Study and permitting in partnership with Nuton, a Rio Tinto venture.

The Yerington Copper Project is planned to produce refined LME Grade A copper cathode for the domestic U.S. market.

NEWS RELEASE

On behalf of the Board of Directors,

John Banning
Chief Executive Officer
Lion Copper Corp.

CSE: LCU | OTCQB: LCGMD

Forward-Looking Statements

This release contains "forward-looking information" within the meaning of applicable securities laws relating to the Company's business plans and the outlook of the Company's industry, including statements regarding the anticipated benefits of the Agreement and the expected impact on liquidity and trading in the Company's common shares. Although the Company believes, considering the experience of its officers and directors, current conditions and expected future developments and other factors that have been considered appropriate, that the expectations reflected in this forward-looking information are reasonable, undue reliance should not be placed on them because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. The statements in this press release are made as of the date of this release and the Company assumes no responsibility to update them or revise them to reflect new events or circumstances other than as required by applicable securities laws.

This news release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful, including any of the securities in the United States of America.

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

NEWS RELEASE	2